EXHIBIT 4.64

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

FORTY-FIFTH SUPPLEMENTAL INDENTURE

Dated as of July 15, 2004

Amending and Supplementing the
Central Vermont Public Service Corporation Indenture of Mortgage
Dated as of October 1, 1929

RECORDING INFORMATION

                                                                                             Town Clerk's Office - Received this Forty-Fifth Supplemental Indenture for record on the                   day of                             , 2004, at              o'clock,        .M., and filed the bound copy as Book              in accordance with T 24 V.S.A., Section 1155, and cross-indexed in the Land Records in Book                   at Page                  .

Attest:	Town Clerk

              This Forty-Fifth Supplemental Indenture is dated as of July 15, 2004 (hereinafter referred to as the "Supplemental Indenture") and entered into by and between CENTRAL VERMONT PUBLIC SERVICE CORPORATION, a corporation duly organized and existing under and by virtue of the laws of the State of Vermont, having offices at 77 Grove Street, Rutland, Vermont 05701 (hereinafter referred to as the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (successor to Old Colony Trust Company as trustee and other successor trustees), having an office at 1 Federal Street, Boston, Massachusetts 02110, as Trustee (hereinafter generally referred to as the "Trustee"), with reference to the following Recitals:

RECITALS

              WHEREAS, the Company has heretofore executed and delivered to Old Colony Trust Company, as Trustee its Indenture of Mortgage dated as of October 1, 1929 (hereinafter sometimes referred to as the "Original Indenture") and has executed and delivered to said trustee and various successors, as the case may be, forty-four indentures supplemental thereto (the Original Indenture, as heretofore amended and supplemented by such forty-four indentures thereto, and as further supplemented by this Supplemental Indenture is referred to herein as the "Indenture" and capitalized terms used herein not otherwise defined shall have the meaning set forth in the Indenture); and

              WHEREAS, pursuant to the Indenture, all the properties of the Company, whether owned at the time of the execution thereof or thereafter acquired, with certain exceptions and reservations therein fully set forth, were granted, assigned, transferred, mortgaged and pledged to the Trustee, in trust upon the terms and conditions set forth therein, to secure bonds of the Company issued and to be issued in accordance with the terms of the Indenture and for other purposes more particularly set forth therein; and

              WHEREAS, Section 2.06 of the Indenture provides that the Company may issue a series of additional Bonds and shall execute and deliver a supplemental indenture for such series and thereafter Bonds of such series may be issued from time to time subject to the conditions and provisions of the Indenture; and

              WHEREAS, the Company proposes to issue under the Indenture $20,000,000 in aggregate principal amount of First Mortgage 5.00% Bonds, Series SS due June 15, 2011 (herein referred to as the "Series SS Bonds"), which series (subject to the restrictions and provisions contained in the Indenture) is limited to such aggregate principal amount ; and

              WHEREAS, the Company proposes to issue under the Indenture $55,000,000 in aggregate principal amount of First Mortgage 5.72% Bonds, Series TT due June 15, 2019 (herein referred to as the "Series TT Bonds"), which series (subject to the restrictions and provisions contained in the Indenture) is limited to such aggregate principal amount; and

              WHEREAS, this Supplemental Indenture has been duly and legally authorized by the Board of Directors of the Company in a Board Resolution, and the use of terms and provisions contained herein is in accordance with the Indenture; and

              WHEREAS, the Series SS Bonds and the Series TT Bonds have been duly authorized by a Board Resolution (a certified copy of which is on file with the Trustee) designating and authorizing the Series SS Bonds and the Series TT Bonds and the Series SS Bonds and the Series TT Bonds are to be redeemable as set forth in the respective form of such Bonds; and

              WHEREAS, the Series SS Bonds and the Trustee's authentication certificate thereon are to be substantially in the forms set forth in Exhibit A hereto; and

              WHEREAS, the Series TT Bonds and the Trustee's authentication certificate thereon are to be substantially in the forms set forth in Exhibit B hereto; and

              WHEREAS, the Company has determined that all conditions and requirements necessary to make this Supplemental Indenture, in the form and terms hereof, a valid, binding and legal agreement in accordance with its terms and the purposes herein expressed, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized; and

              NOW, THEREFORE, in confirmation of and supplementing the Indenture and pursuant to, in compliance with and in execution of, the powers and obligations conferred, imposed and reserved therein and every other power, authority and obligation appertaining thereto, in consideration of the premises, and of the acceptance and purchase of the Series SS Bonds and the Series TT Bonds by the holders thereof, and of the sum of One Dollar duly paid by the Trustee to the Company and of other good and valuable consideration, the receipt whereof is hereby acknowledged, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted, conveyed and confirmed and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant, convey and confirm unto the Trustee, as herein provided, and its successor or successors in the trust hereby created, the following described property, rights, titles and interests of the Company and grants a security interest therein as permitted by applicable law: all and singular the plants, rights, accounts, permits, franchises, privileges, easements and property, real, personal and mixed, now owned by the Company or which may hereafter be acquired by it, together with the rents, issues and profits thereof, including, without limiting the generality of the foregoing, all real property specifically described in Schedule I to the Indenture and in Schedule A hereto, excepting, however, and there are hereby expressly reserved from the lien and effect of the Indenture, all Excepted Property (as defined in the Indenture), provided, however, that if an Event of Default as defined in Section 6.01 of the Indenture shall happen and be continuing and if thereafter the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged Property, as defined in the Indenture, such Trustee or receiver or trustee may, to the extent not prohibited by law, take possession of any and all of the Excepted Property then on hand and use and administer and consume the same to continue the operations of the Mortgaged Property in all respects as if such Excepted Property were part of the Mortgaged Property, accounting therefor, if required by law, to such persons, if any, as may be lawfully entitled to such an accounting.

              SUBJECT, HOWEVER, to Permitted Encumbrances (as defined in Section 1.02 of the Indenture).

              TO HAVE AND TO HOLD, all said property hereby conveyed, assigned, pledged or mortgaged, or intended to be conveyed, assigned, pledged or mortgaged, together with the rents, issues and profits thereof, as well as all such after-acquired property, unto the Trustee, its successor or successors in trust and its assigns forever.

              BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the holders of all Bonds now or hereafter issued hereunder, pursuant to the provisions hereof, and for the enforcement of the payment of said Bonds when payable and the performance of and compliance with the covenants and conditions of the Indenture, without any preference, distinction or priority as to lien or otherwise of any Bond or Bonds over others by reason of the difference in time of the actual issue, sale or negotiation thereof or for any other reason whatsoever, except as herein otherwise expressly provided; but so that each and every Bond now or hereafter issued hereunder shall have the same lien, and so that the interest and principal of every such Bond shall, subject to the terms hereof, be equally and proportionately secured hereby, as if it had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery hereof.

              AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, upon the trusts and for the purposes aforesaid, as set forth in the following covenants, agreements, conditions and provisions:

ARTICLE ONE
TERMS OF THE SERIES SS BONDS AND THE SERIES TT BONDS

              Section 1.      All Series SS Bonds shall be dated the date of issue, except as otherwise provided in Section 2.08 of Article Two of the Indenture. The Series SS Bonds shall be in denominations which are multiples of $1,000. The Series SS Bonds shall bear interest at the rate of five percent (5.00%) per annum payable semi-annually at the corporate trust office of the Trustee in the City of Boston, Massachusetts (or, if there be a successor to said Trustee, at its designated corporate trust office) or directly to the registered Bondholders pursuant to Section 5.01 of the Indenture on the fifteenth day of June and December of each year, commencing on December 15, 2004, shall mature June 15, 2011, and shall be redeemable as hereinafter provided, provided, however, that the Series SS Bonds shall bear interest on any overdue principal, Make-Whole Amount (defined below), if any, and on overdue interest (to the extent permitted by law) at a rate of 6.00% per annum. The Series SS Bonds and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A hereto.

              Section 2.      All Series TT Bonds shall be dated the date of issue, except as otherwise provided in Section 2.08 of Article Two of the Indenture. The Series TT Bonds shall be in denominations which are multiples of $1,000. The Series TT Bonds shall bear interest at the rate of five and seventy-two hundredths percent (5.72%) per annum payable semi-annually at the corporate trust office of the Trustee in the City of Boston, Massachusetts (or, if there be a successor to said Trustee, at its designated corporate trust office) or directly to the registered Bondholders pursuant to Section 5.01 of the Indenture on the fifteenth day of June and December of each year, commencing on December 15, 2004, shall mature June 15, 2019, and shall be redeemable as hereinafter provided, provided, however, that the Series TT Bonds shall bear interest on any overdue principal, Make-Whole Amount (defined below), if any, and on overdue interest (to the extent permitted by law) at a rate of 6.72% per annum. The Series TT Bonds and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit B hereto.

              Section 3.      The Series SS Bonds shall be redeemable at the option of the Company in whole, or in part, at any time, in an amount not less than 5% of the aggregate principal amount of the Series SS Bonds then outstanding in the case of a partial redemption, upon the notice and in the manner provided in Article Twelve of the Indenture, at 100% of the principal amount of the Series SS Bonds to be redeemed and interest thereon to the redemption date plus a premium equal to the Make-Whole Amount, which shall be determined two Business Days prior to the date of such redemption.

              The Series TT Bonds shall be redeemable at the option of the Company in whole, or in part, at any time, in an amount not less than 5% of the aggregate principal amount of the Series TT Bonds then outstanding in the case of a partial redemption, upon the notice and in the manner provided in Article Twelve of the Indenture, at 100% of the principal amount of the Series TT Bonds to be redeemed and interest thereon to the redemption date plus a premium equal to the Make-Whole Amount, which shall be determined two Business Days prior to the date of such redemption.

              The term "Make-Whole Amount" means, with respect to any Series SS Bond or any Series TT Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

              "Called Principal" means, with respect to any Series SS Bond or any Series TT Bond, the principal of such Bond that is to be redeemed pursuant to this Section 3 or has become due and payable pursuant to Section 6.01 of the Indenture.

              "Discounted Value" means, with respect to the Called Principal of any Series SS Bond or any Series TT Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series SS Bonds or the Series TT Bonds, as the case may be, is payable) equal to the Reinvestment Yield with respect to such Called Principal.

              "Reinvestment Yield" means, with respect to the Called Principal of any Series SS Bond or any Series TT Bond, .50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display page of the Bloomberg Financial Markets Services Screen PX1 or the equivalent screen provided by Bloomberg Financial Markets for actively traded U.S. Treasury Securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.

              "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

              "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series SS Bond or any Series TT Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series SS Bonds or the Series TT Bonds, as the case may be, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

              "Settlement Date" means, with respect to the Called Principal of any Series SS Bond or any Series TT Bond, the date on which such Called Principal is to be redeemed pursuant to this Section 3 or is declared to be immediately due and payable pursuant to Section 6.01 of the Indenture, as the context requires.

              In the event the Company shall exercise any right to make a redemption of the Series SS Bonds or the Series TT Bonds under this Section 3, it shall give written notice thereof to the Trustee and holders of the Series SS Bonds or Series TT Bonds being called for redemption as provided in Section 12.03 of the Indenture. In the case of a redemption under this Section 3, at least thirty (30) days prior to the date fixed for redemption the Company will furnish written notice to the Trustee and each holder of the Series SS Bonds or Series TT Bonds being called for redemption by telecopy or other same-day communication, of the estimated Make-Whole Amount, if any, applicable to such redemption and the calculations, in reasonable detail, used to determine the amount of such Make-Whole Amount and two Business Days prior to the Settlement Date for such redemption, the Company will furnish written notice in the foregoing manner to the Trustee and each holder of the Series SS Bonds or Series TT Bonds being called for redemption of the Make-Whole Amount, if any, applicable to such redemption which is payable on the Settlement Date with respect to the related Called Principal, and the calculations used to determine such Make-Whole Amount.

              Section 4.      Anything in the Indenture or the Series SS Bonds or the Series TT Bonds to the contrary notwithstanding, any payment of principal, or premium, if any, or interest on the Series SS Bonds or any Series TT Bonds that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

              Section 5.      Pursuant to Section 5.01 of the Indenture, so long as the original registered holders or any subsequent registered holder of the Series SS Bonds or the Series TT Bonds is an Institutional Holder, all payments of interest on the Series SS Bonds or the Series TT Bonds held by such holder and all payments on account of principal or premium, if any, shall be made directly to such holder or its nominee at such address as may from time to time be furnished by such holder in writing without surrender or presentation of the Series SS Bonds or the Series TT Bonds held by such holder to the Trustee (except in the case of payment or redemption of any of the Series SS Bonds or the Series TT Bonds in whole) and with respect to each such original holder or subsequent holder such payments shall be made in accordance with the provisions of any written agreement between such original holder or subsequent holder and the Company which shall have been communicated and consented to by the Trustee.

              Section 6.      All of the Series SS Bonds and the Series TT Bonds shall be secured by the Indenture and shall be subject to all of the terms and conditions thereof, as specifically set forth therein. Except to the extent hereby amended, the Indenture is in all respects hereby ratified, confirmed and approved by the Company.

ARTICLE TWO
MISCELLANEOUS PROVISIONS

              Section 1.      The Trustee shall be entitled to, may exercise and shall be protected by, where and to the full extent that the same are applicable, all the rights, powers, privileges, immunities and exemptions provided in the Indenture as if the provisions concerning the same were incorporated herein at length. The Trustee under the Indenture shall ex officio be Trustee hereunder. The recitals and statements in this Supplemental Indenture and in the Series SS Bonds and the Series TT Bonds shall be taken as statements by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Supplemental Indenture or of the Series SS Bonds or the Series TT Bonds, and the Trustee makes no covenants or representations, and shall not be responsible, as to and for the effect, authorization, execution, delivery or recording of this Supplemental Indenture.

              Section 2.      This Supplemental Indenture shall become void if and when the Original Indenture as heretofore supplemented and amended shall be void.

              Section 3.      The Indenture as supplemented hereby is ratified and confirmed.

              Section 4.      This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

[Signatures on Following Page]

              IN WITNESS WHEREOF, said CENTRAL VERMONT PUBLIC SERVICE CORPORATION has caused this instrument to be signed, and its corporate seal attested by its Assistant Corporate Secretary to be hereunto affixed, by Jean H. Gibson, its Senior Vice President in that behalf duly authorized, and said U.S. BANK NATIONAL ASSOCIATION has caused this instrument to be executed in its corporate name by its Officer all as of the day and year first above written.

CENTRAL VERMONT PUBLIC SERVICE
CORPORATION,

By          JEAN H. GIBSON
              JEAN H. GIBSON
              Its Senior Vice President

Attest:

MARY C. MARZEC
MARY C. MARZEC
Assistant Corporate Secretary

Signed, sealed and delivered on
behalf of Central Vermont Public
Service Corporation in the presence of:                                                                                   (CORPORATE SEAL)

KATHLEEN CLOGSTON
KATHLEEN CLOGSTON

PAULA BISHOP
PAULA BISHOP

U.S. BANK NATIONAL ASSOCIATION,
      as Trustee,

By          GEORGE DAVISON
              GEORGE DAVISON
               Its Officer

Signed and delivered on
behalf of U.S. BANK NATIONAL
ASSOCIATION in the presence of:

JAMES MOGAVERO
JAMES MOGAVERO

DONAL SMITH
DONAL SMITH

STATE OF VERMONT          )
                                                 )        SS.
COUNTY OF RUTLAND       )

              On this 21st day of July, A.D. 2004, before me, a Notary Public in and for said State, duly commissioned and acting as such, personally came Jean H. Gibson, Senior Vice President of said CENTRAL VERMONT PUBLIC SERVICE CORPORATION, to me personally known and known to me to be one of the persons named in and who executed the foregoing instrument, and who being duly sworn by me deposed and said: that she resides in Rutland, Vermont; that she is Senior Vice President of CENTRAL VERMONT PUBLIC SERVICE CORPORATION, the Corporation described in and which executed the foregoing instrument as party of the first part; that she knows the seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Corporation, and that she signed her name thereto by like order, and she acknowledged and declared that she executed the foregoing instrument and caused the seal of said CENTRAL VERMONT PUBLIC SERVICE CORPORATION to be affixed thereto as its Senior Vice President by authority of the Board of Directors of said Corporation, and acknowledged the same to be her free act and deed, and the free act and deed of said Corporation.

              WITNESS my hand and official seal the day and year aforesaid.

KIMBERLY PRITCHARD
KIMBERLY PRITCHARD, Notary Public

My commission expires: February 10, 2007

(NOTARIAL SEAL)

COMMONWEALTH OF MASSACHUSETTS          )
                                                                                      )        SS.
COUNTY OF SUFFOLK                                             )

              On this 16th day of July, A.D. 2004, before me, a Notary Public in and for said Commonwealth, duly commissioned and acting as such, personally came George Davison, an Officer of U.S. BANK NATIONAL ASSOCIATION, to me known and known to me to be one of the persons named in and who executed the foregoing instrument, and who being duly sworn by me deposed and said: that he resides in East Walpole, Massachusetts; that he is an Officer of U.S. BANK NATIONAL ASSOCIATION, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of said Bank, and he acknowledged the same to be his free act and deed, and the free act and deed of said Bank. And said George Davison, an Officer of said U.S. BANK NATIONAL ASSOCIATION, further acknowledged that he accepted the trust hereinbefore created for, and on behalf of, said U.S. BANK NATIONAL ASSOCIATION, Trustee, upon the terms therein named.

              WITNESS my hand and official seal the day and year aforesaid.

ZLATAN CATIC
ZLATAN CATIC, Notary Public

My commission expires February 18, 2011

(NOTARIAL SEAL)

EXHIBIT A
(to Forty-Fifth Supplemental Indenture)

(Form of Series SS Bonds)

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

FIRST MORTGAGE 5.00% BOND, SERIES SS DUE JUNE 15, 2011

No. SSR-                                                                                                                                        $
PPN                                                                                                                                                                     , 2004

              Central Vermont Public Service Corporation, a Vermont corporation (hereinafter called the "Company"), for value received, hereby promises to pay to                                                          or registered assigns, the sum of                                            Dollars on the fifteenth day of June, 2011, and to pay to the registered holder interest on said sum from the date hereof until the same shall be paid, at the rate of five percent (5.00%) per annum, payable semi-annually on the fifteenth day of June and December in each year, commencing on December 15, 2004 until the payment of the said principal of this Bond becomes due and payable. This Bond shall bear interest on any overdue principal, premium, if any, and on any overdue interest to the extent permitted by law, at a rate of 6.00%. The principal of, premium, if any, and the interest on this Bond shall be payable at the corporate trust office of U.S. Bank National Association in the City of Boston, Massachusetts, or its successor in trust under the Indenture hereinafter referred to, at its designated corporate trust office, in coin or currency of the United States of America which, at the time of payment is legal tender for the payment of public and private debts; provided, that the principal, premium and interest on this Bond may be paid by written agreement between the Company and with the Bondholder by check mailed or wire transfer to the Bondholder, as specified in such agreement.

              This Bond is one of a series of Bonds designated "First Mortgage 5.00% Bonds, Series SS" (the "Series SS Bonds"). The Series SS Bonds are part of an issue of bonds of the Company authorized, without limit as to aggregate amount issued or outstanding except as provided in the Indenture hereinafter mentioned, issued and to be issued under and pursuant to and all equally and ratably secured by an Indenture dated as of October 1, 1929 (said Indenture, as amended and supplemented by certain supplemental indentures later executed including the Forty-Fifth Supplemental Indenture dated as of July 15, 2004 (the "Supplemental Indenture") pursuant to which the Series SS Bonds are being issued, being herein referred to as the "Indenture") duly executed and delivered by the Company to U.S. Bank National Association (as successor to Old Colony Trust Company as trustee and other successor trustees) (the "Trustee"), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders of the Series SS Bonds and of the Trustee in respect of such security. By the terms of the Indenture, the Bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest, and in other respects as provided in the Indenture.

              This Series SS Bond shall be redeemable at the option of the Company in whole, or in part, at any time, in an amount not less than 5% of the aggregate principal amount of the Series SS Bonds then outstanding in the case of a partial redemption, upon the notice and in the manner provided in Article Twelve of the Indenture, at 100% of the principal amount of the Series SS Bonds to be redeemed and interest thereon to the redemption date plus a premium equal to the Make-Whole Amount (defined below), which shall be determined two Business Days prior to the date of such redemption.

              The term "Make-Whole Amount" means, with respect to any Series SS Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

              "Called Principal" means, with respect to any Series SS Bond, the principal of such Bond that is to be redeemed pursuant to Section 3 of the Supplemental Indenture or has become due and payable pursuant to Section 6.01 of the Indenture.

              "Discounted Value" means, with respect to the Called Principal of any Series SS Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series SS Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.

              "Reinvestment Yield" means, with respect to the Called Principal of any Series SS Bond, .50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display page of the Bloomberg Financial Markets Services Screen PX1 or the equivalent screen provided by Bloomberg Financial Markets for actively traded U.S. Treasury Securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.

              "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

              "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series SS Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series SS Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

              "Settlement Date" means, with respect to the Called Principal of any Series SS Bond, the date on which such Called Principal is to be redeemed pursuant to Section 3 of the Supplemental Indenture or is declared to be immediately due and payable pursuant to Section 6.01 of the Indenture, as the context requires.

              In case an Event of Default, as defined in the Indenture, shall occur, the principal of this Series SS Bond may become or be declared due and payable prior to maturity as provided in the Indenture. No recourse shall be had for the payment of the principal, premium, if any, or interest of this Series SS Bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, either directly or through the Company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the holder hereof by the acceptance of this Series SS Bond and being likewise waived and released by the terms of the Indenture.

              This Series SS Bond is transferable by the registered holder hereof, in person or by attorney duly authorized, at the corporate trust office of the Trustee in the City of Boston, Massachusetts, upon surrender and cancellation of this Series SS Bond, and upon any such transfer a new registered Series SS Bond or Bonds of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor. This Series SS Bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

              IN WITNESS WHEREOF, Central Vermont Public Service Corporation has caused this Series SS Bond to be executed in its name by its President or one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, this               day of                                        ,              .

CENTRAL VERMONT PUBLIC SERVICE
    CORPORATION

By
      President [or Vice President]

Attest:

Secretary [or Assistant Secretary]

(FORM OF TRUSTEE'S CERTIFICATE)

Trustee's Certificate of Authentication

              This Bond is one of the Series SS Bonds described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
      Trustee,

By
     Authorized Officer

EXHIBIT B
(to Forty-Fifth Supplemental Indenture)

(Form of Series TT Bonds)

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

FIRST MORTGAGE 5.72% BOND, SERIES SS DUE JUNE 15, 2019

No. TTR-                                                                                                                                        $
PPN                                                                                                                                                                     , 2004

              Central Vermont Public Service Corporation, a Vermont corporation (hereinafter called the "Company"), for value received, hereby promises to pay to                                                          or registered assigns, the sum of                                            Dollars on the fifteenth day of June, 2019, and to pay to the registered holder interest on said sum from the date hereof until the same shall be paid, at the rate of five and seventy-two hundredths percent (5.72%) per annum, payable semi-annually on the fifteenth day of June and December in each year, commencing on December 15, 2004 until the payment of the said principal of this Bond becomes due and payable. This Bond shall bear interest on any overdue principal, premium, if any, and on any overdue interest to the extent permitted by law, at a rate of 6.72%. The principal of, premium, if any, and the interest on this Bond shall be payable at the corporate trust office of U.S. Bank National Association in the City of Boston, Massachusetts, or its successor in trust under the Indenture hereinafter referred to, at its designated corporate trust office, in coin or currency of the United States of America which, at the time of payment is legal tender for the payment of public and private debts; provided, that the principal, premium and interest on this Bond may be paid by written agreement between the Company and with the Bondholder by check mailed or wire transfer to the Bondholder, as specified in such agreement.

              This Bond is one of a series of Bonds designated "First Mortgage 5.72% Bonds, Series TT" (the "Series TT Bonds"). The Series TT Bonds are part of an issue of bonds of the Company authorized, without limit as to aggregate amount issued or outstanding except as provided in the Indenture hereinafter mentioned, issued and to be issued under and pursuant to and all equally and ratably secured by an Indenture dated as of October 1, 1929 (said Indenture, as amended and supplemented by certain supplemental indentures later executed including the Forty-Fifth Supplemental Indenture dated as of July 15, 2004 (the "Supplemental Indenture") pursuant to which the Series TT Bonds are being issued, being herein referred to as the "Indenture") duly executed and delivered by the Company to U.S. Bank National Association (as successor to Old Colony Trust Company as trustee and other successor trustees) (the "Trustee"), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders of the Series TT Bonds and of the Trustee in respect of such security. By the terms of the Indenture, the Bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest, and in other respects as provided in the Indenture.

              This Series TT Bond shall be redeemable at the option of the Company in whole, or in part, at any time, in an amount not less than 5% of the aggregate principal amount of the Series TT Bonds then outstanding in the case of a partial redemption, upon the notice and in the manner provided in Article Twelve of the Indenture, at 100% of the principal amount of the Series TT Bonds to be redeemed and interest thereon to the redemption date plus a premium equal to the Make-Whole Amount (defined below), which shall be determined two Business Days prior to the date of such redemption.

              The term "Make-Whole Amount" means, with respect to any Series TT Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

              "Called Principal" means, with respect to any Series TT Bond, the principal of such Bond that is to be redeemed pursuant to Section 3 of the Supplemental Indenture or has become due and payable pursuant to Section 6.01 of the Indenture.

              "Discounted Value" means, with respect to the Called Principal of any Series TT Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series TT Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.

              "Reinvestment Yield" means, with respect to the Called Principal of any Series TT Bond, .50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display page of the Bloomberg Financial Markets Services Screen PX1 or the equivalent screen provided by Bloomberg Financial Markets for actively traded U.S. Treasury Securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.

              "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

              "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series TT Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series TT Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

              "Settlement Date" means, with respect to the Called Principal of any Series TT Bond, the date on which such Called Principal is to be redeemed pursuant to Section 3 of the Supplemental Indenture or is declared to be immediately due and payable pursuant to Section 6.01 of the Indenture, as the context requires.

              In case an Event of Default, as defined in the Indenture, shall occur, the principal of this Series TT Bond may become or be declared due and payable prior to maturity as provided in the Indenture. No recourse shall be had for the payment of the principal, premium, if any, or interest of this Series TT Bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, either directly or through the Company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the holder hereof by the acceptance of this Series TT Bond and being likewise waived and released by the terms of the Indenture.

              This Series TT Bond is transferable by the registered holder hereof, in person or by attorney duly authorized, at the corporate trust office of the Trustee in the City of Boston, Massachusetts, upon surrender and cancellation of this Series TT Bond, and upon any such transfer a new registered Series TT Bond or Bonds of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor. This Series TT Bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

              IN WITNESS WHEREOF, Central Vermont Public Service Corporation has caused this Series TT Bond to be executed in its name by its President or one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, this               day of                                        ,              .

CENTRAL VERMONT PUBLIC SERVICE
    CORPORATION

By
      President [or Vice President]

Attest:

Secretary [or Assistant Secretary]

(FORM OF TRUSTEE'S CERTIFICATE)

Trustee's Certificate of Authentication

              This Bond is one of the Series TT Bonds described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
      Trustee,

By
     Authorized Officer

SCHEDULE A
(to Forty-Fifth Supplemental Indenture)

DESCRIPTION OF REAL PROPERTY

              All land and premises, rights, privileges and easements conveyed or purported to have been conveyed to the Company in and by the following described deeds and the records thereof are hereby incorporated herein by reference:

              Properties not previously described:

              Deed from Paul and Patricia Brodeur, dated July 1, 2003, recorded in Book 153, Pages 360-362 of the St. Albans Town Land Records in the County of Franklin and State of Vermont.

              Deed from Victor and Patricia Bergevin, dated December 17, 2003, recorded in Book 206, Page 71 of the Middlebury Town Land Records in the County of Addison and State of Vermont.

              Also, all property of every kind whatsoever, including land and premises, rights, privileges, easements, transmission lines, substations and distribution lines, in the following towns:

IN NEW LONDON COUNTY, STATE OF CONNECTICUT:
Waterford

IN HARTFORD COUNTY, STATE OF CONNECTICUT:
Berlin

IN CUMBERLAND COUNTY, STATE OF MAINE:
Yarmouth

IN SULLIVAN COUNTY, STATE OF NEW HAMPSHIRE:
Charlestown	Cornish	Plainfield
Claremont	Newport	Unity

IN CHESHIRE COUNTY, STATE OF NEW HAMPSHIRE:
Chesterfield	Hinsdale

IN GRAFTON COUNTY, STATE OF NEW HAMPSHIRE:
Bath	Lyman	Orford
Haverhill	Lyme	Piermont

IN WASHINGTON COUNTY, STATE OF NEW YORK:
Granville	Hampton

IN RENSSELAER COUNTY, STATE OF NEW YORK:
Hoosick

IN ADDISON COUNTY, STATE OF VERMONT:
Addison	Leicester	Ripton
Bridport	Lincoln	Salisbury
Bristol	Middlebury	Shoreham
Cornwall	Monkton	Starksboro
Ferrisburg	New Haven	Vergennes
Goshen	Orwell	Weybridge
Granville	Panton	Whiting
Hancock

IN BENNINGTON COUNTY, STATE OF VERMONT:
Arlington	Manchester	Searsburg
Bennington	Peru	Shaftsbury
Dorset	Pownal	Sunderland
Glastenbury	Rupert	Winhall
Landgrove	Sandgate	Woodford

IN CALEDONIA COUNTY, STATE OF VERMONT:
Barnet	Lyndon	Walden
Danville	Ryegate	Waterford
Kirby	St. Johnsbury	Wheelock

IN CHITTENDEN COUNTY, STATE OF VERMONT:
Buels Gore	Essex	Milton
Burlington	Huntington	Underhill
Colchester	Jericho	Westford

IN ESSEX COUNTY, STATE OF VERMONT:
Concord	Guildhall	Victory
Granby	Lunenburg

IN FRANKLIN COUNTY, STATE OF VERMONT:
Bakersfield	Fletcher	Richford
Berkshire	Franklin	Sheldon
Enosburg	Georgia	St. Albans City
Fairfax	Highgate	St. Albans Town
Fairfield	Montgomery	Swanton

IN LAMOILLE COUNTY, STATE OF VERMONT:
Belvidere	Eden	Johnson
Cambridge	Hyde Park

IN ORANGE COUNTY, STATE OF VERMONT:
Bradford	Fairlee	Thetford
Braintree	Newbury	Tunbridge
Brookfield	Randolph	Vershire
Chelsea	Strafford	West Fairlee

IN ORLEANS COUNTY, STATE OF VERMONT:
Lowell	Irasburg

IN RUTLAND COUNTY, STATE OF VERMONT:
Benson	Middletown Springs	Sherburne
Brandon	Mt. Holly	Shrewsbury
Castleton	Mt. Tabor	Sudbury
Chittenden	Pawlet	Tinmouth
Clarendon	Pittsfield	Wallingford
Danby	Pittsford	Wells
Fair Haven	Poultney	West Haven
Hubbardton	Proctor	West Rutland
Ira	Rutland City
Mendon	Rutland Town

IN WASHINGTON COUNTY, STATE OF VERMONT:
Northfield	Roxbury

IN WINDHAM COUNTY, STATE OF VERMONT:
Athens	Guilford	Stratton
Brattleboro	Jamaica	Townshend
Brookline	Londonderry	Vernon
Dover	Marlboro	Wardsboro
Dummerston	Newfane	Westminster
Grafton	Rockingham	Windham

IN WINDSOR COUNTY, STATE OF VERMONT:
Andover	Hartland	Sharon
Baltimore	Ludlow	Springfield
Barnard	Norwich	Stockbridge
Bethel	Plymouth	Weathersfield
Bridgewater	Pomfret	Weston
Cavendish	Reading	West Windsor
Chester	Rochester	Windsor
Hartford	Royalton	Woodstock